UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2024

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56046	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 Collins Avenue

Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 16, 2024, Starwood Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), announced unaudited same property net operating income (“NOI”) for the three months ended March 31, 2024. This data is not a comprehensive statement of the Company’s financial results for the three months ended March 31, 2024 and 2023.

NOI is a supplemental non-GAAP measure of the Company’s property operating results that the Company believes is meaningful because it enables management to evaluate the impact of occupancy, rents, leasing activity, and other controllable property operating results at the Company’s real estate. The Company defines NOI as operating revenues less operating expenses, which excludes (i) impairment of investments in real estate, (ii) depreciation and amortization, (iii) straight-line rental income and expense, (iv) amortization of above- and below-market lease intangibles, net, (v) lease termination fees, (vi) property expenses not core to the operations of such properties, and (vii) other non-property related revenue and expense items such as (a) general and administrative expenses, (b) management fees, (c) performance participation allocation, (d) loss (income) from unconsolidated real estate ventures, (e) income from investments in real estate debt, (f) net (gain) loss on dispositions of real estate, (g) interest expense, and (h) other (income) expense.

The Company evaluates its consolidated results of operations on a same property basis, which allows the Company to analyze its property operating results excluding acquisitions and dispositions during the periods under comparison. Properties in the Company’s portfolio are considered same property if they were owned for the full periods presented, otherwise they are considered non-same property. Properties held-for-sale are excluded from same property results and are considered non-same property. The Company does not consider its investments in its unconsolidated real estate ventures and investments in real estate-related debt to be same property.

As such, same property NOI assists in eliminating disparities in net income due to the acquisition or disposition of properties during the periods presented, and therefore the Company believes it provides a more consistent performance measure for the comparison of the operating performance of its properties, which the Company believes is useful to investors. The Company’s same property NOI may not be comparable to that of other REITs and should not be considered to be more relevant or accurate in evaluating its operating performance than the current GAAP methodology used to calculate its net loss.

The following table reconciles GAAP net loss to same property NOI for the three months ended March 31, 2024 and March 31, 2023 (unaudited, $ in thousands):

	For the Three Months Ended March 31,
	2024	2023
Net loss	$(86,286)	$(325,232)
Adjustments to reconcile to same property NOI
General and administrative	12,492	10,569
Management fees	31,996	42,181
Performance participation allocation	—	—
Impairment of investments in real estate	—	79,846
Depreciation and amortization	186,398	200,434
Loss from unconsolidated real estate ventures	3,968	3,089
Income from investments in real estate debt	(40,497)	(31,841)
Net (gain) loss on dispositions of real estate	(2,083)	423
Interest expense	154,033	137,290
Other (income) expense	(15,628)	140,034
Non-core property expenses	6,518	4,897
Lease termination fees	(3,092)	(2,143)
Straight-line rental income and expense	(3,403)	(3,612)
Amortization of above- and below-market lease intangibles, net	(817)	(1,039)

NOI	243,598	254,895
Less: Non-same property NOI	2,756	29,049

Same property NOI	$240,842	$225,846
Same property NOI - year-over-year change $	$14,996

Same property NOI increased by approximately $15.0 million, or 7%. According to recently available public filings, the Company’s same property NOI growth is more than twice its peer set for the same period.1

Item 7.01	Regulation FD Disclosure.

Asset Sale & Liquidity Update

Starting in the second quarter of 2023 through today, the Company has sold approximately $1.8 billion of multifamily properties, industrial properties, and real estate loans at a $335 million profit2 and generated a 14% internal rate of return (“IRR”) and 1.5x multiple on invested capital. These three asset types make up 85% of the Company’s gross asset value as of April 30, 2024. These sales occurred within 2% of the Company’s gross asset values for these investments. The multifamily and industrial asset sales have generated a 17% IRR and 1.7x multiple on invested capital.

As of April 30, 2024, the Company maintained $752 million or approximately 8% of April net asset value (“NAV”) of immediate liquidity comprised of $446 million of cash, $275 million of an undrawn line of credit and $31 million of liquid securities. The Company recently extended its line of credit for three years of additional term. This liquidity level does not include any pending net proceeds from asset sales or any potential future asset sales.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K (this “Current Report”) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

[1]

The peer set consists of Blackstone Real Estate Income Trust, Inc., Nuveen Global Cities REIT, Inc., JLL Income Property Trust, Inc., Hines Global Income Trust, Inc. and Ares Real Estate Income Trust Inc. This group of issuers was selected as the Company’s peer set given they are the current larger and more active group of NAV based non-listed REITs (“NAV REITs”) sponsored by other large investment managers. This peer set does not represent all of the NAV REITs or other non-listed REITs in existence. Please refer to the public filings for each issuer for its financial information.

[2]	Profit reflects the Company’s net gain on sale and cumulative income.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will, “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, acquisitions, dispositions, liquidity, future operations and future performance. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. The Company believes these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s annual report for the most recent fiscal year, and any such updated factors included in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or the Company’s public filings). Except as otherwise required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: May 16, 2024	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary